UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	43-1918951
(State of incorporation or organization)	(IRS Employer Identification No.)

811 Main Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Units representing limited partner interests	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-223892

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Preferred Units (the “Preferred Units”), representing limited partner interests in Crestwood Equity Partners LP (the “Registrant”), is set forth under the captions “Description of the Preferred Units” and “Material U.S. Federal Income Tax Considerations” in the Registrant’s prospectus dated May 3, 2018 filed by the Registrant with the Securities and Exchange Commission on May 3, 2018 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-3 (No. 333-223892), and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference. The summary descriptions of the Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.	Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1	Registration Statement on Form S-3 (Registration No. 333-223892), filed with the Securities and Exchange Commission on March 23, 2018 (incorporated herein by reference), as amended by Post- Effective Amendment No. 1 filed with the Securities and Exchange Commission on April 24, 2018 (incorporated herein by reference)

2	Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 14, 2001)

3	Certificate of Correction of Certificate of Limited Partnership of Inergy, L.P. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 12, 2003)

4	Amendment to the Certificate of Limited Partnership of Crestwood Equity Partners (f/k/a Inergy, L.P.) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on 8-K filed on October 10, 2013)

5	Fifth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on April 11, 2014)

6	First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 1, 2015)

7	Second Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 13, 2017)

8	Third Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on 8-K filed on June 4, 2018)

9	Fourth Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on 8-K filed on June 28, 2019)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its General Partner

By:	/s/ Michael K. Post
Michael K. Post
Vice President, Associate General Counsel & Corporate Secretary

Date: June 28, 2019

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